Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Kindly MD, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated May 1, 2023, with respect to the financial statements of Kindly MD, Inc. as of and for the years ended December 31, 2022 and 2021 in this Registration Statement on Form S-1, amendment No. 1. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

June 14, 2023